FOR IMMEDIATE RELEASE                                          NOVEMBER 15, 2005

                            ERGO SCIENCE CORPORATION

                      Contact: Lisa DeScenza (978) 688-8833

                       ERGO SCIENCE CORPORATION ANNOUNCES
                     RESTATEMENT OF FINANCIAL STATEMENTS FOR
                      QUARTERLY PERIOD ENDED JUNE 30, 2005

         NORTH ANDOVER, MASSACHUSETTS -- November 15, 2005 -- Ergo Science Corporation (OTCBB: ERGO) will restate its financial results as filed in its Form 10-Q for the quarterly period ended June 30, 2005 to correct errors in the timing of recognition principally of certain sales and marketing costs relating to future events or publications during fiscal year 2004 and fiscal year 2005 by Nexus Media, the business-to-business publishing division Ergo Science Corporation ("Ergo") recently acquired. The adjustments do not affect Ergo's reported revenues, its cash flows or its current cash/liquidity position. Ergo currently believes that principally as a result of the seasonality of the business of Nexus Media, the 2004 annual results of Nexus Media reported in the 8-K/A filed on June 17, 2005 are not materially misstated.

         Ergo discovered that there were errors under US GAAP in the timing of recognition principally of certain sales and marketing costs relating to future events or publications during fiscal year 2004 and fiscal year 2005 by the business-to-business publishing division ("Nexus Media") recently acquired by Ergo from Highbury House Communications plc, a company organized under the laws of the United Kingdom ("Highbury House"). Nexus Media consisted of eight wholly-owned subsidiaries of Highbury House, which before the acquisition had not prepared quarterly separate or consolidated financial statements. The error arose primarily because certain sales and marketing costs relating to future events or publications during fiscal year 2004 and fiscal year 2005 by Nexus Media were deferred to and expensed in subsequent periods when they should have been expensed during the period in which they were incurred.

         While management is continuing to quantify the errors, management estimates that the errors result in the following adjustments:

         o the overstatement of cost of revenues and the understatement of net income before tax of Nexus Media of $76,000; and the understatement of total assets of Nexus Media of $76,000 on the balance sheet, for the three month period ended March 31, 2004;

         o the understatement of cost of revenues and the overstatement of net income before tax of Nexus Media of $246,000; and the overstatement of total assets of Nexus Media of $246,000 on the balance sheet, for the three month period ended June 30, 2004;

         o the overstatement of cost of revenues and the understatement of net income before tax of $24,000; and the understatement of the total assets of Nexus Media of $24,000 on the balance sheet, for the three month period ended March 31, 2005; and

         o the understatement of cost of revenues and the overstatement of net income before tax of Ergo of $116,000; and the overstatement of total assets of Ergo of $116,000 on the balance sheet, for the three month period ended June 30, 2005.

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         The decision to restate its financial statements was made yesterday by the audit committee of Ergo's board of directors, upon the recommendation of management and with the concurrence of Ergo's independent registered public accountants. Ergo expects to file its restated financial statements in an amendment to its Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2005.

FORWARD LOOKING STATEMENTS

         All statements in this press release, other than statements of historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied by the forward-looking statements; the results could be affected by, among other things, general business conditions, the impact of competition, the seasonality of Ergo's business, labor relations, governmental regulations, unexpected judicial decisions, and inflation. Investors also should consider other risks and uncertainties discussed in documents filed by Ergo with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Ergo undertakes no obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in Ergo's expectations with regard thereto or any changes in events, conditions, circumstances or assumptions underlying such statements.

ABOUT ERGO

         Ergo Science Corporation, based in North Andover, Massachusetts, acquired the business to business publishing division ("Nexus Media") of Highbury House Communications plc in April 2005. Nexus Media provides information across a diverse range of sectors including printed and web-based magazines, data services and directories, exhibitions, conferences and award ceremonies. Nexus Media currently operates in four divisions, which include (1) Food, Drink & Retail, (2) Transport and Industry, (3) Defense and Communications, and (4) Travel. Nexus Media operates out of a 28,000 square foot facility that it owns in Swanley, Kent (United Kingdom) with approximately 240 employees. In November 2003, Ergo Science Corporation sold all of its scientific and research assets and certain other intellectual property assets to Pliva d.d.